FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 6, 2007, and is effective as of February 15, 2007, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 535 Fifth Avenue, 27th Floor, New York, New York 10017 (“Bank”) and AXS-ONE INC., a Delaware corporation with its chief executive office located at 301 Route 17 North, Rutherford, New Jersey 07070 (“Borrower”).

1.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 13, 2005, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of September 13, 2005, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 14, 2006, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of October 31, 2006, between Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated as of November 11, 2006, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated as of October 31, 2006 (the “IP Security Agreement”) (together with any other collateral security granted to Bank, the  “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.

DESCRIPTION OF CHANGE IN TERMS.

A.

Modifications to Loan Agreement.

The Loan Agreement shall be amended by deleting the following, appearing as Section 1 of the Schedule to the Loan Agreement:

“Section 1

Credit Limit

(Section 1.1):

An amount not to exceed the lesser of (A) or (B), below:

(A)

(i)

$4,000,000.00 (the “Maximum Credit Limit”); minus

(ii)

the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

(B)

(i)

70.0% of the amount of the Borrower’s Eligible Accounts; minus

(ii)

the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

Silicon may, from time to time, modify the advance rate(s) set forth herein in its good faith business judgment upon notice to Borrower based on changes in collection experience with respect to the Accounts or other issues or factors relating to the Accounts or the Collateral.

Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit

(Section 1.6, 1.7, 1.8):

$1,000,000.00”

and inserting in lieu thereof the following:

“Section 1

Credit Limit

(Section 1.1):

An amount not to exceed the lesser of (A) or (B), below:

(A)

(i)

$2,500,000.00 (the “Maximum Credit Limit”); minus

(ii)

the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

(B)

(i)

80.0% of the amount of the Borrower’s Eligible Accounts; minus

(ii)

the aggregate amounts then undrawn on all outstanding letters of credit, foreign exchange contracts, or any other accommodations issued or incurred, or caused to be issued or incurred by Silicon for the account and/or benefit of the Borrower.

Silicon may, from time to time, modify the advance rate(s) set forth herein in its good faith business judgment upon notice to Borrower based on changes in collection experience with respect to the Accounts or other issues or factors relating to the Accounts or the Collateral.

Letter of Credit/Foreign Exchange Contract/Cash Management Services Sublimit

(Section 1.6, 1.7, 1.8):

$1,000,000.00”

The Loan Agreement shall be amended by deleting the following, appearing as Section 2 of the Schedule to the Loan Agreement:

“

Section 2.

INTEREST.

Interest Rate (Section 1.2):

Prior to the occurrence of the Transition Event, a rate equal to the Prime Rate in effect from time to time, plus 1.50% per annum.

Upon the occurrence of the Transition Event and thereafter, a rate equal to the Prime Rate plus 2.50% per annum.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon.  The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

Minimum Monthly Interest (Section 1.2):   $7,500.00.”

and inserting in lieu thereof the following:

“

Section 2.

INTEREST.

Interest Rate (Section 1.2):

Prior to the occurrence of the Transition Event, a rate equal to the Prime Rate in effect from time to time, plus 1.50% per annum.

Upon the occurrence of the Transition Event and thereafter, a rate equal to the Prime Rate plus 1.50% per annum; provided, however, if Borrower’s Liquidity (as defined in Section 5 of this Schedule) is less than $2,500,000 at any time during any month, then, during such month and during each month thereafter in which Borrower’s Liquidity is less than $2,500,000 at any time, the interest rate shall be a rate equal to the Prime Rate plus 2.0% per annum.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon.  The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

The Loan Agreement shall be amended by deleting the following text, appearing in Section 3 of the Schedule to the Loan Agreement:

“

Collateral Handling Fee:   Upon the occurrence of a Transition Event, Borrower shall pay Silicon a collateral handling fee of $1,000.00 per month, payable in arrears on the last day of each month, commencing with the month in which the Transition Event occurs.

Unused Line Fee:   Prior to the occurrence of the Transition Event, in the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.375% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Loans outstanding during the month, which unused line fee shall be computed and paid monthly, in arrears, on the last day of each month.”

and inserting in lieu thereof the following:

“

Collateral Handling Fee:    Upon the occurrence of a Transition Event, Borrower shall pay Silicon a collateral handling fee of $500.00 per month ($250.00 if Borrower is on “non-borrowing reporting status”, as described in Section 6 of this Schedule), payable in arrears on the last day of each month, commencing with the month in which the Transition Event occurs.

Unused Line Fee:   In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.75% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of the Loans outstanding during the month, which unused line fee shall be computed and paid monthly, in arrears, on the last day of each month.”

The Loan Agreement shall be amended by deleting the following, appearing as Section 4 of the Schedule to the Loan Agreement:

“Section 4

MATURITY DATE

(Section 6.1):

February 15, 2007.”

and inserting in lieu thereof the following:

“Section 4

MATURITY DATE

(Section 6.1):

April 1, 2008.”

The Loan Agreement shall be am ended by deleting the following, appearing as Section 5 of the Schedule to the Loan Agreement:

“

Section 5

FINANCIAL COVENANTS

(Section 5.1):

Borrower shall comply with each of the following covenant(s).

Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

a. Adjusted Quick Ratio:

Borrower shall maintain, at all times, to be tested monthly, an Adjusted Quick Ratio of at least 1.35 to 1.00 as of the last day of each month during the term of this Agreement.

b. EBITDAS.  Borrower shall have, to be tested as of the last day of each quarter, EBITDAS of at least:

(i)

($4,133,999) for the quarter ending September 30, 2005; and

(ii)

for the quarter ending December 31, 2005 and for each subsequent quarter ending, either (A) at least $1.00 greater than Borrower’s EBITDAS for the immediately preceding quarter, or (B) EBITDAS of at least $1.00.

Definitions.

For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Adjusted Quick Ratio” is the ratio of (i) Quick Assets to (ii) Current Liabilities minus Deferred Revenue.

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’ s Total Liabilities which mature within one (1) year.

“EBITDAS” means earnings before interest expense (excluding interest income), taxes, depreciation, amortization and stock compensation expense in accordance with GAAP.

“Quick Assets” is, on any date, the Borrower’s unrestricted cash and net billed accounts receivable.”

and inserting in lieu thereof the following:

“

Section 5

FINANCIAL COVENANTS

(Section 5.1):

Borrower shall comply with each of the following covenants.

Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

a. Tangible Net Worth:  Borrower shall maintain a Tangible Net Worth of at least (i) $1,700,000 as of the months ending January 31, 2007, February 28, 2007 and March 31, 2007, (ii) $600,000 as of the months ending April 30, 2007, May 31, 2007 and June 30, 2007, (iii) ($150,000) as of the months ending July 31, 2007, August 31, 2007 and September 30, 2007, and (iv) $1.00 as of the month ending October 31, 2007 and as of the last day of each month thereafter.  Notwithstanding the foregoing, the numbers listed above shall increase by 70% of issuances of equity after March 6, 2007 and the principal amount of Subordinated Debt.

b. Liquidity.  Borrower shall have, at all times, to be tested by Silicon as of any day, Liquidity of at least $1,000,000.

Definitions.

For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, capital lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person;

and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Liquidity” means the amount of unrestricted cash of Borrower at Silicon plus Borrower’s unused availability as determined by Silicon pursuant to Section 1 of this Schedule.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Silicon (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Silicon entered into between Silicon and the other  creditor), on terms acceptable to Silicon.

“Tangible Net Worth” is, on any date, the total assets of Borrower minus (a) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (b) Total Liabilities (excluding non-cash charges to stock options and restricted stock in the ordinary course of business and up to $200,000 in foreign exchange contract fluctuations), plus (c) Subordinated Debt.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Silicon to be paid by Borrower, but excluding all other Subordinated Debt.”

The Loan Agreement shall be amended by deleting the following text, appearing in Section 6 of the Schedule to the Loan Agreement:

“

(b)

After the occurrence of the Transition Event, weekly (bi-weekly if Borrower’s unrestricted cash plus amounts available to be borrowed hereunder exceeds $1,000,000.00, and monthly if Borrower’s unrestricted cash plus amounts available to be borrowed hereunder exceeds $5,000,000.00, and monthly, if no amounts are outstanding under this Agreement and Borrower has advised Silicon in writing that it has elected to be on “non-borrowing reporting status”, provided Borrower has provided sufficient advance notification to Silicon to perform a field examination), and upon each loan request, borrowing base certificates and transaction reports.”

and inserting in lieu thereof the following:

“

(b)

weekly, or monthly, if no amounts are outstanding under this Agreement (except with respect to letters of credit) and Borrower has advised Silicon in writing that it has elected to be on “non-borrowing reporting status”, provided Borrower has provided sufficient advance notification to Silicon to perform a field examination, and upon each loan request, borrowing base certificates and transaction reports.”

The Loan Agreement shall be amended by deleting the following, appearing as Section 6 of the Schedule to the Loan Agreement:

“

(g)

Annual audited financial statements, as soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Silicon.”

and inserting in lieu thereof the following:

“

(g)

Annual audited financial statements, as soon as available, and in any event within 180 days following the end of Borrower’s fiscal year, prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Silicon.”

B.

Waiver.  Bank hereby waives Borrower’s existing defaults under the Loan Agreement by virtue of Borrower’s failure to comply with (i) the financial covenant set forth in subsection (a) of Section 5 of the Schedule to the Loan Agreement (relative to Borrower’s Adjusted Quick Ratio) (required prior to this Loan Modification Agreement) as of the months ended July 31, 2006, August 31, 2006 and September 30, 2006, and (ii) the financial covenant set forth in subsection (b) of Section 5 of the Schedule to the Loan Agreement (relative to Borrower’s EBITDAS) (required prior to this Loan Modification Agreement) as of the quarter ended September 30, 2006.  Bank’s waiver of Borrower’s compliance of said affirmative covenants shall apply only to the foregoing specific periods.

4.

FEES.  Borrower shall pay to Bank a modification fee equal to Twenty Thousand Dollars ($20,000.00) which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.

RATIFICATION OF IP SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined therein.

6.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 11, 2004 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

7.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

BANK:

AXS-ONE INC.

SILICON VALLEY BANK

By:   /S/ Joseph P. Dwyer

By:   /S/ Jay T. Tracy

Name:   Joseph P. Dwyer

Name:   Jay T. Tracy

Title:   Chief Financial Officer

Title:   Vice President